Exhibit 99.1

SEAGATE TECHNOLOGY COMPLETES PRIVATE SHARE REDEMPTION TRANSACTION
OF 32.7 MILLION SHARES

Seagate and Samsung Reaffirm Strategic Alignment

CUPERTINO, CALIF., — October 8, 2013 — Seagate Technology plc (NASDAQ: STX), a world leader in hard disk drives and storage solutions, today announced a private share redemption transaction with Samsung Electronics Co., Ltd. of 32.7 million shares, representing approximately 9% of Seagate’s shares outstanding as of the end of the fiscal first quarter 2014. Following the transaction, Samsung will continue to own approximately 12.5 million shares of Seagate’s stock and Dr. Seh-woong Jeong, Executive Vice President at the Systems LSI Division of Samsung Electronics, will remain on the Seagate Board of Directors.

“We are pleased that Samsung intends to continue to be a long-term strategic shareholder and business partner with Seagate. The success we have had with the Samsung hard disk drive products we acquired has exceeded our expectations and we are very encouraged with our joint product development for enterprise solid state drives. Going forward, we will continue to value Dr. Jeong’s counsel and guidance as part of our board of directors and we are very optimistic about the future of our flash technology partnership,” said Steve Luczo, Seagate Chairman, President and Chief Executive Officer.

Luczo continued, “Returning value to shareholders is a top priority for Seagate and investing in our own company is one of our greatest opportunities. Given the strength of our balance sheet and expected cash flow from operations, we remain committed to our share redemption and dividend plan. We are on track to return approximately 70% of operating cash flow to shareholders this fiscal year while we continue to make strategic investments in our business and extend our leadership in cloud, mobile and open source storage technology.”

“Bringing value to the market and consumers has been the primary goal of our relationship with Seagate and we are pleased with our partnership’s success. Samsung looks forward to continuing our strategic ties with Seagate and delivering technology solutions for cloud and mobile applications,” said Oh-hyun Kwon, Vice Chairman and CEO of Samsung Electronics.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

About Samsung Electronics Co., Ltd.

Samsung Electronics Co., Ltd. is a global leader in technology, opening new possibilities for people everywhere. Through relentless innovation and discovery, we are transforming the worlds of televisions, smartphones, personal computers, printers, cameras, home appliances, LTE systems, medical devices, semiconductors and LED solutions. We employ 270,000 people across 79 countries with annual sales of US$187.8 billion. To discover more, please visit www.samsung.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending September 27, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions.  Forward-looking statements included in this press release include, but are not limited to, statements regarding the Company’s strategic alignment with Samsung, returning value to shareholders, the Company’s commitment to the share redemption plan.  These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to:  the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 7, 2013, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.